Exhibit 99.4

ARMFIELD, HARRISON & THOMAS, INC.
Financial Statements (Unaudited)
September 30, 2020

ARMFIELD, HARRISON & THOMAS, INC.

ARMFIELD, HARRISON & THOMAS, INC.
Balance Sheet
(Unaudited)

September 30, 2020
(in thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$15,984
Restricted cash	4,601
Premiums, commissions and fees receivable, net	27,028
Prepaid expenses and other current assets	470
Total current assets	48,083
Property and equipment, net	1,832
Other assets	249
Deferred commission expense	975
Intangible assets, net	6,697
Goodwill	8,015
Total assets	$65,851

Liabilities and Stockholders' Equity
Current liabilities:
Premiums payable to insurance companies	$19,687
Producer commissions payable	3,966
Accrued expenses and other current liabilities	9,305
Deferred income	1,505
Revolving line of credit	6,000
Current portion of long-term debt	4,174
Current portion of contingent earnout payable	143
Total current liabilities	44,780
Contingent earnout payable	2,409
Long-term debt, less current portion	988
Deferred tax liability	619
Deferred employee compensation	1,058
Total liabilities	49,854
Commitments and contingencies (Note 10)

Stockholders' Equity:
Common stock, $.01 par value authorized 2,000,000 shares; 772,089 shares issued and outstanding	8
Additional paid-in capital	6,947
Retained earnings	9,622
Notes receivable from stockholders	(580)
Total stockholders' equity	15,997
Total liabilities and stockholders' equity	$65,851
See accompanying Notes to Financial Statements.

ARMFIELD, HARRISON & THOMAS, INC.
Statement of Operations
(Unaudited)

For the Nine Months Ended September 30, 2020
(in thousands)
Revenues:
Commissions and fees	$43,518

Operating expenses:
Commissions, employee compensation and benefits	33,539
Other operating expenses	6,000
Amortization expense	378
Depreciation expense	282
Total operating expenses	40,199

Operating income	3,319

Other income (expense):
Interest expense	(47)
Other income	144
Total other income	97

Income before income taxes	3,416
Provision for income taxes	843
Net income	$2,573

See accompanying Notes to Financial Statements.

ARMFIELD, HARRISON & THOMAS, INC.
Statement of Stockholders' Equity
(Unaudited)

	Common Stock		Additional Paid in Capital	Retained Earnings	Notes Receivable from Stockholders	Total Stockholders' Equity
(in thousands, except share data)	Shares	Amount
Balance at December 31, 2019	747,797	$7	$4,579	$7,049	$(697)	$10,938
Terminated participant shares released by ESOP	—	—	(100)	—	—	(100)
Sale of common stock	—	—	100	—	—	100
Collection of stockholder notes receivable	—	—	—	—	117	117
Issuance of common stock	24,292	1	2,368	—	—	2,369
Net income	—	—	—	2,573	—	2,573
Balance at September 30, 2020	772,089	$8	$6,947	$9,622	$(580)	$15,997

See accompanying Notes to Financial Statements.

ARMFIELD, HARRISON & THOMAS, INC.
Statement of Cash Flows
(Unaudited)

For the Nine Months ended September 30, 2020
(in thousands)
Cash flows from operating activities:
Net income	$2,573
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	660
Changes in operating assets:
Premiums, commissions and fees receivable, net	(5,946)
Prepaid expenses and other assets	(3)
Accounts payable, accrued expenses and other current liabilities	6,785
Deferred employee compensation	776
Deferred tax liability	(597)
Net cash provided by operating activities	4,248

Cash flows from investing activities:
Capital expenditures	(179)
Cash consideration paid for business combination, net of cash acquired	(6,829)
Net cash used in investing activities	(7,008)

Cash flows from financing activities:
Proceeds from revolving line of credit	6,000
Proceeds from PPP loan	4,184
Payments on long-term debt	(370)
Proceeds received from collection of notes receivable from stockholders	117
Net cash provided by financing activities	9,931

Net decrease in cash and cash equivalents	7,171
Cash and cash equivalents and restricted cash at beginning of period	13,414
Cash and cash equivalents and restricted cash at end of period	$20,585

Supplemental schedule of cash flow information:
Interest paid	$47
Taxes paid	449
Disclosure of non-cash investing and financing activities:
Contingent fees related to business combinations	$2,262
Gross up to accounts receivable and accounts payable related to revenue recognition	1,248

See accompanying Notes to Financial Statements.

Notes to Consolidated Financial Statements
(Unaudited)

1. Business and Basis of Presentation
Armfield, Harrison and Thomas, Inc. (the “Company”) is in the business of insurance sales to businesses and individuals. The Company is headquartered in Leesburg, VA, with offices also in Seattle, WA, Chicago, IL, Washington, DC, New York, NY, Boston, MA, San Francisco, CA and Forty Fort, PA.
The financial statements of the Company have been prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”).
Interim Financial Reporting
The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and related notes required by GAAP for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for fair statement have been included.
Use of Estimates
The preparation of the financial statements (or "financial statements" referred to herein) in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates underlying the accompanying consolidated financial statements include the application of guidance for revenue recognition, including determination of allowances for estimated policy cancellations, and the determination of the fair value for the purpose of applying Accounting Standards Codification (“ASC”) Business Combinations (Topic 805).
Recent Accounting Pronouncements
In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Updates (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). The guidance in ASU 2016-02 supersedes the lease recognition requirements in ASC Topic 840, Leases. ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. The FASB has subsequently issued several additional ASUs related to leases, which improved upon, and provided transition relief for, the guidance issued in ASU 2016-02 and extended the adoption date for nonpublic business entities. This guidance is effective for the fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the full effect that the adoption of this standard will have on its financial statements.

Notes to Consolidated Financial Statements
(Unaudited)

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Statements (“ASU 2016-13”), which amends the guidance for recognizing credit losses on financial instruments measured at amortized cost. ASU 2016-13 replaces the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The FASB has subsequently issued several additional ASUs related to credit losses, which improved upon, and provided transition relief for, the guidance issued in ASU 2016-13 and extended the adoption date for nonpublic business entities. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the full effect that the adoption of this standard will have on its consolidated financial statements.
In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”), which amends the guidance on goodwill. Under ASU 2017-04, goodwill impairment is measured as the amount by which a reporting unit’s carrying value exceeds its fair value, while not exceeding the carrying value of goodwill. ASU 2017-04 eliminates existing guidance that requires an entity to determine goodwill impairment by calculating the implied fair value of goodwill by hypothetically assigning the fair value of a reporting unit to all its assets and liabilities as if that reporting unit had been acquired in a business combination. The guidance if effective for impairment tests in fiscal years beginning after December 15, 2021, with early adoption permitted. The Company is currently evaluating the full effect that the adoption of this standard will have on its consolidated financial statements.
2. Business Combination
On July 9, 2020, the Company purchased certain assets, including intellectual and intangible rights, and assumed certain liabilities of Mason & Mason Technology Insurance Services Inc. (“M&M”) and its principals. The transaction had an effective date of July 1, 2020.
In accordance with ASC Topic 805, Business Combinations (“Topic 805”), total consideration was first allocated to the fair value of assets acquired, including liabilities assumed, with the excess being recorded as goodwill. For financial statement purposes, goodwill is not amortized but rather is evaluated for impairment at least annually or more frequently if an event or change in circumstances occurs that indicates goodwill may be impaired. Goodwill is deductible for tax purposes and will be amortized over a period of 15 years.
The recorded purchase price for certain of the foregoing business combination includes an estimation of the fair value of contingent consideration obligations associated with potential earnout provisions, which are generally based on recurring commissions and fees revenue. Any subsequent changes in the fair value of contingent earnout liabilities will be recorded in the consolidated statement of operations when incurred.
The operating results of the M&M business combination has been included in the consolidated statement of operations since the effective date. The Company recognized total revenues and net income from M&M of $1.6 million and $261,000, respectively, for the nine months ended September 30, 2020.
Acquisition-related costs incurred in connection with these business combinations are recorded in other operating expenses in the statement of operations. The Company incurred acquisition-related costs for the M&M acquisition of $203,000 for the nine months ended September 30, 2020.

Notes to Consolidated Financial Statements
(Unaudited)

The table below provides a summary of the total consideration and the estimated purchase price allocation made for the M&M business combination (in thousands):

Amount
Cash consideration paid	$8,800
Fair value of contingent earnout consideration	2,262
Fair value of equity interest	2,368
Total consideration	$13,430

Cash	$589
Restricted Cash	1,382
Premiums, commissions and fees receivable	685
Prepaid and other assets	115
Property and equipment	85
Customer list	6,018
Goodwill	7,010
Total assets acquired	15,884
Premiums payable to insurance companies	(569)
Producer commissions payable	(197)
Accrued expenses and other current liabilities	(440)
Deferred income	(1,248)
Total liabilities acquired	(2,454)
Net assets acquired	$13,430
Due to the complexity of valuing the consideration paid and the purchase price allocation and the timing of these activities, certain amounts included in the financial statements may be provisional and subject to additional adjustments within the measurement period as permitted by Topic 805. Any measurement period adjustments related to the estimation of fair value for prior period business combinations are reflected as current period adjustments in accordance with Topic 805. There were no measurement period adjustments during the nine months ended September 30, 2020.

Notes to Consolidated Financial Statements
(Unaudited)

3. Revenue
The following table disaggregates commissions and fees revenue by major source (in thousands):

For the Nine Months Ended September 30, 2020

Direct bill revenue (1)	$22,101
Agency bill revenue (2)	14,709
Profit-sharing revenue (3)	4,549
Service fee revenue (4)	2,159
Total commissions and fees	$43,518
__________
(1)    Agency bill revenue represents commission and fee revenue earned through the distribution of insurance products to consumers using a network of agents and brokers on behalf of various insurance carriers. The Company acts as an agent on behalf of the insured for the term of the insurance policy.
(2)    Service fee revenue represents negotiated fees charged in lieu of a commission for providing agent related services to clients on behalf of insurance carriers.
(3)    Profit-sharing revenue represents bonus-type revenue that is earned by the Company as a sales incentive provided by certain insurance carriers.
(4)    Direct bill revenue represents commission revenue earned by facilitating the arrangement between individuals or businesses and insurance carriers by providing insurance placement services to clients with insurance carriers, primarily for private risk management, commercial risk management and employee benefits insurance types.
The application of Topic 606 requires the use of management judgment. The following are the areas of most significant judgment as it relates to Topic 606:
•The Company considers the policyholders as representative of its customers.
•The Company recognizes separately contracted commissions revenue at the effective date of insurance placement and considers any ongoing interaction with the customer to be immaterial in the context of the contract.
•Variable consideration includes estimates of direct bill commissions, a reserve for policy cancellations and an estimate of profit-sharing income.
•Due to the relatively short time period between the information gathering phase and binding insurance coverage, the Company has determined that costs to fulfill contracts are not significant. Therefore, costs to fulfill a contract are expensed as incurred.
Contract Assets
Contract assets arise when the Company recognizes revenue for amounts which have not yet been billed and contract liabilities relate to payments received in advance of performance under the contract before the transfer of a good or service to the customer. The Company had $17.0 million of contract assets at September 30, 2020, which are included in premiums, commissions and fees receivable, net on the balance sheet. The Company had $9.2 million of contract liabilities at September 30, 2020, of which $6.2 million are included in premiums payable to insurance companies and $3.0 million are included in producer commissions payable, on the balance sheet.

Notes to Consolidated Financial Statements
(Unaudited)

Deferred Commission Expense
The Company pays an incremental amount of compensation in the form of producer commissions on new business. In accordance with ASC Topic 340, Other Assets and Deferred Costs, these incremental costs are deferred and amortized over five years, which represents management’s estimate of the average benefit period. Deferred commission expense represents employee commissions that are capitalized and not yet expensed.
The table below provides a rollforward of deferred commission expense (in thousands):

For the Nine Months Ended September 30, 2020

Balance at beginning of year	$973
Cost capitalized	277
Amortization	(275)
Balance at end of year	$975

4. Intangible Assets, Net and Goodwill
The Company recognizes certain separately identifiable intangible assets acquired in connection with business combinations and asset acquisitions.
Intangible assets, net consists of the following (in thousands):

For the Nine Months Ended September 30, 2020

Customer list	$9,137
Less: accumulated amortization	(2,440)
Net carrying value	$6,697

Goodwill	$8,015
Amortization expense recorded for customer lists was $378,000 for the nine months ended September 30, 2020.
Future annual estimated amortization expense over the next five years for intangible assets is as follows (in thousands):

Year Ending September 30,	Amount
2021	$809
2022	762
2023	715
2024	674
2025	635

Notes to Consolidated Financial Statements
(Unaudited)

5. Line of Credit
The Company maintains a $6,000,000 line of credit with a commercial bank. The line of credit has an indefinite maturity date and is due upon demand of the bank. Interest is payable monthly at the one-month London Interbank Borrowing Rate (“LIBOR”) plus 2.00% and rounded up to the nearest 0.125% (2.16% at September 30, 2020). The line of credit is secured by the personal assets of the members. The Company had $6.0 million of outstanding borrowings on the line of credit as of September 30, 2020.
6. Long-Term Debt
Long-term debt consists of the following (in thousands):

September 30, 2020

$1,500,000 term loan payable to Middleburg Bank, payable in monthly installments of principal and interest at the prime rate plus 1.0% (5.75% at December 31, 2019) of $17,857 through December 2021	$268
$1,200,000 term loan payable to Middleburg Bank, payable in monthly installments of principal and interest at the prime rate plus 1.0% (5.75% at December 31, 2019) of $12,500 through October 2020	13
$4,184,000 loan payable under the Paycheck Protection Program & Trust Company. The unforgiven portion of the loan is payable over two years at an interest rate of 1% after a six-month deferral.	4,184
$818,000 term loan payable to former shareholder, payable in monthly installments of principal and interest at the prime rate adjusted annually (4.75% at December 31, 2019) through May 2024	248
Term loan payable to former shareholder, payable in annual installments of interest, with the principal due in August 2022	331
Capital lease obligations, payable in monthly installments of principal and interest through December 2024	118
Total long-term debt	5,162
Less current maturities	4,174
Long-term debt, less current maturities	$988
The Company recorded interest expense on long-term debt of $47,000 for the nine months ended September 30, 2020.
7. Related Party Transactions
Notes Receivable from Stockholders
The Company has certain notes receivable due from various stockholders that bear interest at Wall Street Journal prime plus 1% annually and maturing between November 30, 2021 and September 30, 2023.
Debt Guarantee of Stockholders
In 2018, certain stockholders of the company obtained unsecured financing from a commercial bank in order to purchase stock of the Company. The Company agreed to guarantee the debt on behalf of stockholders. The total amount guaranteed is approximately $4,213,000. The debt matures in March 2029. The Company can be required to perform on the guarantee only in the event of nonpayment of the debt by the Stockholders. Management evaluates the Company’s exposure to loss at each balance sheet date and provides accruals for such as deemed necessary. No accruals were deemed necessary at September 30, 2020. This guarantee was relieved in connection with the change in control discussed in Note 11.
Related Party Rent Expense
The Company leases office space from a limited liability company owned by current and former principal stockholders. Total rent expense incurred with respect to related parties was $470,000 for the nine months ended September 30, 2020.

Notes to Consolidated Financial Statements
(Unaudited)

8. Share-Based Compensation
Phantom Stock
In 2004, the Company established the Armfield, Harrison & Thomas, Inc. Phantom Stock Allocation and Performance Appreciation Plan (the “Phantom Plan”), which is a deferred compensation plan used to award initial share values to participants at no cost. The phantom stock performance is tracked annually to determine the performance appreciation, calculated as the accumulated changes in the value of the Company’s stock. Shares issued under the Phantom Plan vest upon the occurrence of an event, limited to a change in control, death, disability, or normal retirement. Phantom Plan compensation expense for the nine months ended September 30, 2020 was $493,000. No shares were awarded or forfeited during this period. However, subsequent to September 30, 2020 all outstanding shares vested on December 1, 2020 due to the change in control discussed in Note 11. The deferred compensation liability as of the nine months ended September 30, 2020 totaled $825,000.
Stock Appreciation Rights
In 2019, the Company established a Stock Appreciation Rights Plan (the "Plan”), to grant non-equity incentive awards in the form of stock appreciation rights ("SARs”) to a select group of management and key employees. Issued SARs may be fully or partially vested or unvested upon issuance as provided in each Participant’s Rights Agreement. Service periods are also explicitly stated in each Participant’s Rights Agreement and compensation costs are based on these specifically established terms. As of the nine months ended September 30, 2020, the Company had issued all units under the Plan, totaling 10,400. SARs share-based compensation expense for the nine months ended September 30, 2020 was $188,000. The Company awarded 2,500 shares during the nine months ended September 30, 2020, while 1,975 shares were vested and none were forfeited during this same period. The deferred compensation liability as of the nine months ended September 30, 2020 totaled $188,000. All outstanding shares vested on December 1, 2020 upon the change in control discussed in Note 11.
9. Income Taxes
Net deferred tax assets and liabilities consists of the following components (in thousands):

For the Nine Months Ended September 30, 2020
Deferred tax assets:
Allowance for accounts receivable	$5
Straight-line rent	387
Accrued vacation	80
Chargeback reserve	17
Intangibles	13
Deferred compensation payable	272
Total deferred tax assets	$774
Deferred tax liabilities:
Property and equipment	$(183)
Section 481(a) adjustment related to adoption of Topic 606	(959)
Deferred contract cost	(251)
Total deferred tax liabilities	(1,393)
Net deferred tax liability	$(619)

Notes to Consolidated Financial Statements
(Unaudited)

The provision for income taxes charged to operations for the nine months ended September 30, 2020 consists of the following (in thousands):

For the Nine Months Ended September 30, 2020
Current tax expense	$1,440
Deferred tax benefit	(597)
Income tax provision	$843
The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income due to applicable state income tax rates, nondeductible expense, and changes in tax rates. The Company recognizes deferred tax assets on deductible temporary differences, and deferred tax liabilities on taxable temporary differences. Temporary differences are the differences between the reported amount of assets and liabilities and their tax bases. As those differences reverse, they will enter into the determination of future taxable income included in the tax return. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.
10. Commitments and Contingencies
The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.
11. Subsequent Events
Effective October 1, 2020, the Company purchased certain tangible and intangible assets of Sean Flaherty, sole proprietor. The Company has not yet completed its evaluation and determination of consideration paid or certain assets acquired of this transaction as either a business combination or asset acquisition in accordance with Topic 805.
Effective November 5, 2020, the Company purchased certain account assets of Mark Edward Partners LLC. The Company has not yet completed its evaluation and determination of consideration paid or certain assets acquired of this transaction as either a business combination or asset acquisition in accordance with Topic 805.
On December 1, 2020, the Company sold its outstanding equity interests pursuant to a stock purchase agreement with an unrelated third party for consideration consisting of $197.3 million of cash and consideration payable, 784,222 shares of the purchaser's Class A common stock and maximum potential contingent earnout consideration of $107.0 million based upon the achievement of certain post-closing revenue focused performance measures. As part of the closing transaction, the Company's long-term debt obligations were repaid in full or otherwise satisfied. The transaction resulted in a change in control.
The Company has evaluated events and transactions occurring subsequent to September 30, 2020 as of December 7, 2020, the date the financial statements were available to be issued.